Exhibit 10.1

SECOND AMENDED AND RESTATED

SIMMONS FIRST NATIONAL

CORPORATION 2015 INCENTIVE PLAN

TABLE OF CONTENTS

ARTICLE 1 . INTRODUCTION		1
1.1.	Purpose of the Plan.	1
1.2.	Nature of Awards.	1
1.3.	Effective Date and Term of Plan.	1

ARTICLE 2 . DEFINITIONS AND CONSTRUCTION		2
2.1.	Definitions.	2
2.2.	Construction.	5

ARTICLE 3 . ELIGIBILITY		6
3.1.	In General.	6

ARTICLE 4 . ADMINISTRATION OF THE PLAN		7
4.1.	In General.	7
4.2.	Delegation to Committees and Officers.	7

ARTICLE 5 . STOCK SUBJECT TO THE PLAN		9
5.1.	Number of Shares.	9
5.2.	Limits.	9
5.3.	Substitute Awards.	9

ARTICLE 6 . TYPES OF AWARDS		10
6.1.	Stock Options.	10
6.2.	Stock Appreciation Rights.	13
6.3.	Restricted Stock.	13
6.4.	Restricted Stock Units.	14
6.5.	Performance Shares.	14
6.6.	Other Stock-Based Awards.	15
6.7.	Cash Awards.	15
6.8.	Performance-Based Awards.	15

ARTICLE 7 . ADJUSTMENTS		18
7.1.	Changes in Capitalization	18
7.2.	Change in Control.	18

ARTICLE 8 . GENERAL PROVISIONS APPLICABLE TO ALL AWARDS.		20
8.1.	Transferability of Awards.	20
8.2.	Termination of Status.	20
8.3.	Withholding	20
8.4.	Conditions on Delivery of Stock.	21
8.5.	Acceleration.	21

Second Amended and Restated SFNC 2015 Incentive Plan	Table of Contents

ARTICLE 9 . MISCELLANEOUS		22
9.1.	No Right to Employment or Other Status.	22
9.2.	No Rights as Stockholder.	22
9.3.	Amendment.	22
9.4.	Compliance with Code Section 409A.	23
9.5.	Governing Law.	23
9.6.	Clawback Rights.	23

Second Amended and Restated SFNC 2015 Incentive Plan	Table of Contents

ARTICLE 1. INTRODUCTION

1.1.	Purpose of the Plan.

The Plan is intended to enhance the Company’s ability to attract, retain and motivate its employees, officers, directors, consultants, and advisors, and to provide them with equity ownership opportunities and performance-based incentives that are intended to align their interests with those of the Company’s stockholders.

1.2.	Nature of Awards.

The Plan permits the grant of Stock Options, Stock Appreciation Rights, shares of Restricted Stock, Restricted Stock Units, Performance Shares, and any other form of award based on the value (or the increase in value) of shares of the common stock of the Company. The Plan also permits cash incentive awards. Subject to Section 8.5, Participants shall vest in their Awards granted under the Plan to the extent certain conditions set forth in their Award Certificate are met.

Vesting criteria may include the passage of time (generally full vesting will not occur until three years or more from the date of grant) or the attainment of individual and/or Company performance objectives, or a combination of both. No time-based stock option granted under the Plan may vest prior to the expiration of at least one year from the date of grant. Except as otherwise provided by the Plan, each Award may be made alone, in addition or in relation to, or in tandem with any other Award. The terms of each Award need not be identical, and the Administrator need not treat Participants uniformly.

1.3.	Effective Date and Term of Plan.

The Plan was originally effective as of July 1, 2015. The Second Amended and Restated Plan is effective as of July 1, 2020. No Awards shall be granted under the Plan after June 30, 2030 (or such earlier date as may apply under section 422 of the Code), but Awards previously granted may extend beyond that date.

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ARTICLE 2. DEFINITIONS AND CONSTRUCTION

2.1.	Definitions.

When used in this 2015 Incentive Plan, the following terms shall have the meanings set forth below, unless the context clearly requires a different meaning:

(a)	“Administrator” means the entity that administers the plan in accordance with Article 4.

(b)	“Article” means an article of the Plan.

(c)	“Award” means an award issued under the Plan.

(d)	“Award Certificate” means the agreement, certificate or other document evidencing an Award, which shall be in such form (written, electronic or otherwise) as the Administrator shall determine.

(e)	“Board” means the Board of Directors of the Company.

(f)	“Cause” shall have the meaning assigned such term in the employment, severance or similar agreement, if any, between such Participant and the Company or an Affiliate; provided, however, that if there is no such employment, severance or similar agreement in which such term is defined, and unless otherwise defined in the applicable Award Certificate, “Cause” shall mean any of the following acts by the Participant, as determined by the Administrator: gross neglect of duty, prolonged absence from duty without the consent of the Company, material breach by the Participant of any published Company code of conduct or code of ethics; or willful misconduct, misfeasance or malfeasance of duty which is reasonably determined to be detrimental to the Company. With respect to a Participant’s termination of directorship, “Cause” means an act or failure to act that constitutes cause for removal of a director under applicable Arkansas law. The determination of the Committee as to the existence of “Cause” shall be conclusive on the Participant and the Company.

(g)	“Change in Control” shall mean that any one of the following apply:

(1)	the acquisition by any individual, entity or group (within the meaning of section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either (A) the then-outstanding shares of the Company’s common stock (the “Outstanding Company Common Stock”) or

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(B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”). For purposes of this paragraph (1), the following acquisitions by a Person will not constitute a Change in Control: (i) any acquisition directly from the Company; (ii) any acquisition by the Company; or (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company;

(2)	the individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board. Any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s stockholders, is approved by a vote of at least a majority of the directors then comprising the Incumbent Board will be considered a member of the Incumbent Board as of the Effective Date, but any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Incumbent Board will not be deemed a member of the Incumbent Board as of the Effective Date;

(3)	the consummation of a reorganization, merger, consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), unless following such Business Combination: (A) the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Business Combination (including, without limitation, a corporation that as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions to one another as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting

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Securities, as the case may be, (B) no Person (excluding any entity resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such entity resulting from such Business Combination), directly or indirectly, 50% or more of, respectively, the then-outstanding shares of common stock of the entity resulting from such Business Combination or the combined voting power of the then- outstanding voting securities of such entity except to the extent that such ownership existed prior to the Business Combination and (C) at least a majority of the members of the Board of Directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(4)	the approval by our stockholders of a complete liquidation or dissolution of the Company. To the extent that a Change in Control is a payment triggering event with respect to an Award that is subject to section 409A of the Code, no payment shall be triggered by an event that does not constitute a change in control within the meaning of section 409A.

(h)	“Code” means the Internal Revenue Code of 1986, as amended from time to time.

(i)	“Company” means Simmons First National Corporation or any successor entity.

(j)	“Compensation Committee” shall mean the Compensation Committee of the Board, which shall consist of not less than two Board members, all of whom are “non-employee directors” (within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (the “Exchange Act”)).

(k)	“Disability” shall mean a disability within the meaning of the Company’s long-term disability plan in which the Participant participates, and if there is no such plan, within the meaning of the federal Social Security Act.

(l)	“Effective Date” means the first date set forth in Section 1.3.

(m)	“Fair Market Value” means the closing sales price (for the primary trading session) of a Share on the relevant date. For any date that is not a trading day, the Fair Market Value of a Share for such date will be determined by using the closing sale price for the immediately preceding trading day. The Compensation Committee can substitute a

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particular time of day or other measure of “closing sale price” if appropriate because of unusual circumstances or can use weighted averages either on a daily basis or such longer period as complies with section 409A of the Code.

(n)	“Participant” means any person or entity eligible to be granted an Award pursuant to Section 3.1.

(o)	“Plan” means this 2015 Incentive Plan.

(p)	“Performance Share” means an Award granted pursuant to Section 6.5

(q)	“Restricted Stock” means an Award granted pursuant to Section 6.3.

(r)	“Restricted Stock Unit” means an Award granted pursuant to Section 6.4.

(s)	“Section” means a section of the Plan.

(t)	“Share” means a share of common stock of the Company.

(u)	“Stock Appreciation Right” or “SAR” means an Award granted pursuant to Section 6.2.

(v)	“Stock Option” means an Award granted pursuant to Section 6.1; a Stock Option can be either an “Incentive Stock Option” (if it complies with the requirements of Section 6.1(b)) or a “Nonqualified Stock Option” (if it does not comply with the requirements of Section 6.1(b)).

(w)	“Ten Percent Stockholder” means a Participant who on the date of grant is treated under section 424(d) of the Code as owning stock (not including stock purchasable under outstanding options) possessing more than 10% of the total combined voting power of all classes of the stock of the Company or any parent or subsidiary of the Company as defined in section 424(e) or (f) of the Code.

2.2.	Construction.

When used in the Plan, (a) the terms “include” and “including” shall be deemed to include the phrase “but not limited to” and (b) masculine pronouns shall include the feminine.

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ARTICLE 3. ELIGIBILITY

3.1.       In General.

Any person or entity is eligible to be granted an Award if such person or entity is a current employee, officer, director, independent contractor, consultant, or advisor of the Company or any of the Company’s present or future parent or subsidiary corporations as defined in sections 424(e) or (f) of the Code or any other business venture (including, without limitation, a joint venture or limited liability company) in which the Company has a controlling interest, as determined by Administrator.

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ARTICLE 4. ADMINISTRATION OF THE PLAN

4.1.	In General.

(a)	The Plan will be administered by the Compensation Committee, which shall serve as the Administrator. The Administrator shall have authority to grant Awards and determine recipients and terms of any Awards, and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable.

(b)	The Administrator shall have full discretionary authority to construe and interpret the terms of the Plan and any Award Certificate, and to determine all facts necessary to administer the Plan and any Award Certificate. The Administrator may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award Certificate in the manner and to the extent it shall deem necessary or advisable.

(c)	All decisions by the Administrator shall be made in its sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award. No director or person acting pursuant to the authority delegated by the Administrator shall be liable for any action or determination relating to or under the Plan made in good faith.

(d)	With respect to Awards made to directors, the Board shall also have the authority described in this Section 4.1 and Section 8.5.

4.2.	Delegation to Committees and Officers.

(a)	To the extent permitted by applicable law, the Administrator may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Company’s management.

(b)	To the extent permitted by applicable law and subject to any limitations under the Plan, the Administrator may delegate to one or more officers of the Company the power (1) to grant Awards to any individual eligible under Section 3.1 other than a director or executive officer and (2) to exercise such other powers under the Plan as the Administrator may determine; provided further, however, that no officer shall be authorized to grant Awards to himself or herself. For purposes of this Section 4.2(b), the phrase “executive officer” shall mean the Chief Executive Officer, President, and any “executive officer” (as defined by Rule 3b-7 under the Exchange Act) and “officers” (as defined by Rule 16a-1 under the Exchange Act).

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(c)	All references in the Plan to the “Administrator” shall mean the Administrator or a committee of the Board (or the Company’s management) or the officers referred to in Section 4.2(b) to the extent that the Administrator’s powers or authority under the Plan have been delegated to such committee or officers.

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ARTICLE 5. STOCK SUBJECT TO THE PLAN

5.1.	Number of Shares.

(a)	Subject to adjustment under ARTICLE 7, Awards may be made under the Plan for up to 6,800,000 Shares, of which all shares can be issued as Incentive Stock Options.

(b)	If any Award expires or is terminated, surrendered or canceled without having been fully exercised, is forfeited in whole or in part, or results in any Shares not being issued, the unused Shares covered by such Award shall again be available for the grant of Awards under the Plan. However, Shares tendered to the Company by a Participant to exercise an Award or Shares withheld from an exercised Award for the payment of taxes shall not thereafter be available for the grant of Awards under the Plan. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

5.2.	Limits.

The maximum aggregate number of shares of Stock for which Awards may be issued under this Plan in any calendar year to an individual Participant, other than a non-employee member of the Board, shall not exceed 300,000 (of which no more than 150,000 may be issued as awards other than Stock Options or SARs),the maximum aggregate number of shares of Stock for which Awards may be issued under this Plan in any calendar year to an individual non-employee member of the Board shall not exceed 75,000, the maximum amount that may be earned as a Cash Award for a performance period for a single calendar year by any individual Participant is $5,000,000, and the maximum amount that may be earned as a Cash Award for a performance period of greater than a single calendar year by any individual Participant is $7,500,000.

5.3.	Substitute Awards.

(a)	In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Administrator may grant Awards in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute Awards may be granted on such terms as the Administrator deems appropriate in the circumstances.

(b)	Substitute Awards shall not count against the overall share limit set forth in Section 5.1, except as may be required by reason of section 422 and related provisions of the Code.

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ARTICLE 6. TYPES OF AWARDS

6.1.	Stock Options.

(a)	In General. The Administrator may grant options to purchase Shares to any Participant and may determine the number of Shares to be covered by each option, the exercise price of each option and the conditions and limitations applicable to the exercise of each option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. A Stock Option that is not intended to be an Incentive Stock Option shall be designated as a “Nonqualified Stock Option.”

(b)	Incentive Stock Options.

(1)	A Stock Option that the Administrator intends to be an Incentive Stock Option shall only be granted to employees of the Company or any of the Company’s present or future parent or subsidiary corporations as defined in sections 424(e) or (f) of the Code, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code, and shall be subject to and construed consistently with the requirements of section 422 of the Code.

(2)	A Stock Option that is intended to be an Incentive Stock Option shall be treated as a Nonqualified Stock Option to the extent that, in the calendar year in which the Award is first exercisable, the aggregate Fair Market Value of the Shares subject to the Award (when added to other awards granted to the same individual that are intended to be Incentive Stock Options under the Plan or any other plan maintained by the Company and certain related corporations) exceeds $100,000 or such other limitation as might apply under section 422 of the Code.

(3)	The Company shall have no liability to a Participant, or any other party, if a Stock Option (or any part thereof) that is intended to be an Incentive Stock Option is not an Incentive Stock Option, or for any action taken by the Administrator, including the conversion of an Incentive Stock Option to a Nonqualified Stock Option.

(c)	Nonqualified Stock Options.

(1)	Any Stock Option that is not an Incentive Stock Option shall be a Nonqualified Stock Option.

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(2)	The Administrator may grant Nonqualified Stock Options to any Participant.

(d)	Exercise Price.

(1)	The Administrator shall establish the exercise price of each Stock Option and specify the exercise price in the applicable Award Certificate.

(2)	The exercise price of any Stock Option shall not be less than 100% of the Fair Market Value of the underlying Shares on the date the Stock Option is granted, except that, if any Incentive Stock Option is granted to a Ten Percent Stockholder, the exercise price shall not be less than 110% of the Fair Market Value of the underlying Shares on the date such Incentive Stock Option is granted. The 100% and 110% limitation in this Section 6.1(d)(2) shall automatically adjust to the extent required by section 422 of the Code.

(3)	Once established, the exercise price of a Stock Option shall not be re-priced without shareholder approval. Option re-pricing shall include (i) any amendment to the terms of an outstanding option (or SAR) to reduce the exercise price of such outstanding options (or SARs) and (ii) the cancellation of outstanding options (or SARs) in exchange for options (or SARs) with an exercise price that is less than the exercise price of the original options (or SARs).

(e)	Term of Stock Options.

(1)	Each Stock Option shall be exercisable at such times and subject to such terms and conditions as the Administrator may specify in the applicable Award Certificate; except that no Stock Option shall be granted for a term of more than 10 years. Incentive Stock Options issued to a Ten Percent Stockholder shall not have a term of more than 5 years.

(2)	No Stock Option shall permit the Participant to defer receipt of compensation on the Stock Option beyond the date of exercise, unless the Administrator expressly determines that such Stock Option shall be subject to section 409A of the Code.

(f)	Exercise of Stock Option.

Stock Options may be exercised by delivery to the Company of a written notice of exercise in the form attached to, or the manner

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described in, the Award Certificate or by any other form of notice (including electronic notice) or such other manner approved by the Administrator, together with payment in full for the number of shares for which the Stock Option is exercised. Shares subject to the Stock Option will be delivered by the Company as soon as practicable following exercise.

(g)	Payment Upon Exercise.

Shares purchased upon the exercise of a Stock Option granted under the Plan shall be paid for as follows:

(1)	in cash or by check, payable to the order of the Company;

(2)	if provided in the applicable Award Certificate, by (1) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or (2) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding;

(3)	to the extent provided for in the applicable Award Certificate or approved by the Administrator, by delivery (either by actual delivery or attestation) of Shares owned by the Participant valued at their Fair Market Value, provided (1) such method of payment is then permitted under applicable law, (2) such Shares, if acquired directly from the Company, were owned by the Participant for such minimum period of time, if any, as may be established by the Administrator, and (3) such Shares are not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements;

(4)	to the extent permitted by applicable law and provided for in the applicable Award Certificate, by (1) delivery of a promissory note of the Participant to the Company on terms determined by the Administrator, or (2) payment of such other lawful consideration as the Administrator may determine; or

(5)	by any combination of the above permitted forms of payment.

(h)	No Reload Grants.

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Stock Options shall not be granted under the Plan in consideration for and shall not be conditioned upon the delivery of Shares to the Company in payment of the exercise price and/or tax withholding obligation under any other Stock Option.

6.2.	Stock Appreciation Rights.

(a)	In General. A Stock Appreciation Right is an Award in the form of a right to receive cash or a Share, upon surrender of the Stock Appreciation Right, in an amount equal to the appreciation in the value of the Share over a base price established in the Award. The Committee may grant Stock Appreciation Rights either independently of Stock Options, or in tandem with Stock Options such that the exercise of the Stock Option or Stock Appreciation Right cancels the tandem Stock Appreciation Right or Stock Option.

(b)	Base Price. The minimum base price of a Stock Appreciation Right granted under the Plan shall be the price set forth in the applicable Award Certificate, or, in the case of a Stock Appreciation Right related to a Stock Option (whether already outstanding or concurrently granted), the exercise price of the related Stock Option. The minimum base price of a Stock Appreciate Right shall not be less than 100% of the Fair Market Value on the date the Stock Appreciation Right is granted. Once established, the minimum base price of a Stock Appreciation Right shall not be re-priced without shareholder approval.

(c)	Term, Exercise, and Payment. The provisions of Sections 6.1(e), (f), (g), and (h) shall generally apply to Stock Appreciation Rights, as applicable.

6.3.	Restricted Stock.

(a)	In General. The Administrator may grant Awards of Restricted Stock. The Administrator shall determine the terms and conditions of a Restricted Stock Award, including the conditions for vesting and repurchase (or forfeiture), the issue price (if any) and whether the Shares shall be entitled to exercise voting or other rights associated with ownership of a Share.

(b)	Dividends. The Administrator may, at the time of grant of Restricted Stock, provide that any dividends declared with respect to such Shares be (1) paid to Participants, (2) accumulated for the benefit of the Participant and paid to a Participant only at the time of vesting, or (3) not paid or accumulated, provided however, that dividend equivalents or other distributions in Shares underlying performance-

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based awards as set forth in Section 6.8 will be determined with and paid contingent upon the achievement of the applicable performance criteria. If any dividends or distributions are paid in shares, or consist of a dividend or distribution to holders of Shares other than an ordinary cash dividend, the shares or other property will be subject to the same restrictions on transferability and forfeitability as the Restricted Stock with respect to which they were paid. Each dividend payment will be made no later than the end of the calendar year in which the Restricted Stock on which such dividends are paid vests or, if later, the 15th day of the third month following the date on which the Restricted Stock on which such dividends are paid vests.

(c)	Stock Certificates. The Company may require that any stock certificates issued for shares of Restricted Stock be deposited in escrow by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant. If the Participant has died before the certificates are delivered, the certificates shall be delivered to the beneficiary designated by the Participant under the Plan and on file with the Company (or its designee) before the Participant’s death. If there is no such valid beneficiary designation, the Participant’s estate shall be the beneficiary.

6.4.	Restricted Stock Units.

The Administrator may grant Restricted Stock Units to any participant subject to the same conditions and restrictions as the Administrator would have imposed in connection with any Award of Restricted Stock. Each Restricted Stock Unit shall have a value equal to the Fair Market Value of one Share. Restricted Stock Units may be paid at such time as the Administrator may determine and payments may be made in a lump sum or in installments, in cash, Shares, or any combination thereof, as determined by the Administrator.

6.5.	Performance Shares.

The Administrator may grant Performance Shares to any participant subject to the same conditions and restrictions as the Administrator would have imposed in connection with any Award of Restricted Stock or Restricted Stock Units. Each Performance Share shall have a value equal to the Fair Market Value of one Share. Performance Shares may be paid at such time as the Administrator may determine and payments may be made in a lump sum or in installments, in cash, Shares, or any combination thereof, as determined by the Administrator.

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6.6.	Other Stock-Based Awards.

Other Awards that are valued in whole or in part by reference to, or are otherwise based on, Shares or other property, may be granted under the Plan to Participants. To the extent permitted by law, such other Share Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan or as payment in lieu of compensation to which a Participant is otherwise entitled. Other Share Awards may be paid in Shares or cash, as the Administrator shall determine. Subject to the provisions of the Plan, the Administrator shall determine the terms and conditions of each other Share Award.

6.7.	Cash Awards.

Cash Awards are Awards that provide participants with the opportunity to earn a cash payment based upon the achievement of one or more performance goals for a performance period determined by the Administrator. For each performance period, the Administrator shall determine the relevant performance criteria, the performance goal for each performance criterion, the level or levels of achievement necessary for Awards to be paid, the weighting of the performance goals if more than one performance goal is applicable, and the size of the Awards.

6.8.	Performance-Based Awards.

(a)	In General. The performance goals must be established by the Compensation Committee and may be for the Company, or a Company subsidiary, affiliate or other Company operating unit or department, or a combination of such units or departments. The performance goal shall be based on one or more performance criteria selected by the Compensation Committee and, absent extraordinary circumstances (such as awards granted during the first Plan year), shall be based on performance periods of at least one year.

(b)	Limits. The limits under Section 5.2 shall apply with respect to performance-based Awards issued under this Section 6.8.

(c)	Performance Criteria. In the case of Awards intended to qualify as performance-based Awards, the performance criteria shall be selected only from among the following: (1) earnings or earnings per share (whether on a pre-tax, after-tax, operational or other basis); (2) return measures (including, but not limited to, return on assets, capital, equity, investments or sales, and cash flow return on assets, capital, equity, or sales); (3) improvements in capital structure; (4) revenues; (5) expenses (expense management, expense ratio, expense efficiency ratios or other expense measures); (6) one or more operating ratios; (7) stock price or performance; (8) stockholder return; (9) market share; (10) cash (cash flow, cash generation or other cash measures); (11) capital expenditures; (12) net borrowing, debt leverage levels,

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credit quality or debt ratings; (13) the accomplishment of mergers, acquisitions, dispositions, public offerings or similar extraordinary business transactions; (14) net asset value per share; (15) economic value added; (16) sales; (17) profits (net profit, gross profit, operating profit, economic profit, profit margins or other corporate profit measures); (18) net income (before or after taxes, operating income or other income measures); (19) internal rate of return or increase in net present value; (20) productivity measures; (21) cost reduction measures; (22) strategic plan development and implementation; (23) customer measures (including changes in number of customers or households); (24) growth measures (deposit growth, loan growth, revenue growth, or asset growth); (25) net charge-offs; or (26) any combination of any of the foregoing business criteria. Any of the performance criteria may be used to measure the performance of the Company, a subsidiary, and/or affiliate as a whole or any business unit of the Company, a subsidiary, and/or affiliate or any combination thereof, as the Compensation Committee may deem appropriate, or any of the above performance criteria as compared to the performance of a group of comparator companies, or published or special index that the Compensation Committee deems appropriate. The Compensation Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of the performance criteria specified in this Section 6.8.

(d)	Committee Certification and Payment of Awards. Before any performance-based Award (other than Stock Options and Stock Appreciation Rights) is paid, the Compensation Committee must certify in writing (by resolution or otherwise) that the applicable performance goal(s) and any other material terms of the Award have been satisfied. Unless otherwise provided by the Compensation Committee, performance-based Awards shall be paid as soon as practicable after the Compensation Committee has certified that the applicable goals and terms of such awards have been satisfied, but in no event later than the fifteenth (15th) day of the third month following the end of the performance period to which the award relates (absent a timely election to defer such Award under a deferred compensation plan, if any, maintained by the Company). Notwithstanding the foregoing, to the extent an amount was intended to be paid so as to qualify as a short-term deferral under section 409A of the Code and the applicable regulations, then such payment may be delayed if the requirements of Treas. Reg. 1.409A-1(b)(4)(ii) are met.

(e)	Terms and Conditions of Awards; Committee Discretion to Revise Performance Awards. The Compensation Committee shall have discretion to determine the conditions, restrictions or other limitations, in accordance with, and subject to, the terms of the Plan, on the

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payment of individual Awards under this Section 6.8. To the extent set forth in an Award Certificate, the Compensation Committee may reserve the right to adjust the amount payable in accordance with any standards or on any other basis (including the Compensation Committee’s discretion), as the Compensation Committee may determine.

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ARTICLE 7. ADJUSTMENTS

7.1.	Changes in Capitalization.

In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of Shares other than an ordinary cash dividend, (1) the number and class of securities available under this Plan, (2) the number and class of securities and exercise price per Share of each outstanding Stock Option, (3) the number of Shares subject to each outstanding Restricted Stock Award, and (4) the terms of each other outstanding Award shall be equitably adjusted by the Company (or substituted Awards may be made, if applicable) in the manner determined by the Administrator. Without limiting the generality of the foregoing, if the Company effects a split of the Shares by means of a stock dividend and the exercise price of and the number of Shares subject to an outstanding Stock Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises a Stock Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the Shares acquired upon such Stock Option exercise, notwithstanding the fact that such Shares were not outstanding as of the close of business on the record date for such stock dividend.

7.2.	Change in Control.

(a)	Consequences of a Change in Control on Awards Other than Restricted Stock Awards. In connection with a Change in Control, the Administrator shall take any one or more of the following actions as to all or any (or any portion of) outstanding Awards other than Restricted Stock Awards on such terms as the Administrator determines: (1) provide that Awards shall be assumed, or substantially equivalent Awards shall be substituted, by the acquiring or succeeding entity (or an affiliate thereof), (2) upon written notice to a Participant, provide that the Participant’s unexercised Awards will terminate immediately prior to the consummation of the Change in Control unless exercised by the Participant within a specified, reasonable period following the date of such notice, (3) provide that outstanding Awards shall become exercisable, realizable, or deliverable, or restrictions applicable to an Award shall lapse, in whole or in part before or upon the Change in Control, (4) if holders of Shares will receive upon consummation of the Change in Control a cash payment for each Share surrendered in the Change in Control, make or provide for a cash payment to a Participant equal to the excess, if any, of (A) the consideration received by stockholders generally with respect to the Change in Control (the “Change in Control Price”) times the number of Shares subject to the

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Participant’s Awards (to the extent the exercise price does not exceed the Change in Control Price) over (B) the aggregate exercise price of all such outstanding Awards and any applicable tax withholdings, in exchange for the termination of such Awards, (5) provide that, in connection with a liquidation or dissolution of the Company, Awards shall convert into the right to receive liquidation proceeds (if applicable, net of the exercise price thereof and any applicable tax withholdings) and (6) any combination of the foregoing. In taking any of the actions permitted under this Section 7.2(a), the Administrator shall not be obligated by the Plan to treat all Awards, all Awards held by a Participant, or all Awards of the same type, identically.

For purposes of clause (1) above, a Stock Option shall be considered assumed if, following consummation of the Change in Control, the Stock Option confers the right to purchase, for each Share subject to the Stock Option immediately prior to the consummation of the Change in Control, the consideration (whether cash, securities or other property) received as a result of the Change in Control by holders of Shares for each Share held immediately prior to the consummation of the Change in Control (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if the consideration received as a result of the Change in Control is not solely common stock of the acquiring or succeeding entity(or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding entity, provide for the consideration to be received upon the exercise of Stock Options to consist solely of common stock of the acquiring or succeeding corporation (or an affiliate thereof) equivalent in value (as determined by the Administrator) to the per share consideration received by holders of outstanding Shares as a result of the Change in Control.

(b)	Consequences of a Change in Control on Restricted Stock Awards. Upon the occurrence of a Change in Control, except to the extent specifically provided to the contrary in the applicable Award Certificate or any other agreement between a Participant and the Company, all restrictions and conditions on all Restricted Stock Awards then outstanding shall automatically lapse and be deemed terminated or satisfied, as applicable.

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ARTICLE 8. GENERAL PROVISIONS APPLICABLE TO ALL AWARDS.

8.1.	Transferability of Awards.

Except as the Administrator may otherwise determine or provide in an Award Certificate, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an Incentive Stock Option, pursuant to a qualified domestic relations order, and, during the life of the Participant, shall be exercisable only by the Participant. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

8.2.	Termination of Status.

Except to the extent provided in an Award Certificate, the Administrator shall determine the effect on an Award of the disability, death, termination or other cessation of employment, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, or the Participant’s legal representative, conservator, guardian or Beneficiary, may exercise rights under the Award.

8.3.	Withholding.

The Participant must satisfy all applicable federal, state, and local or other income and employment tax withholding obligations before the Company will deliver stock certificates or otherwise recognize ownership of Shares under an Award. The Company may decide to satisfy the withholding obligations through additional withholding on salary or wages. If the Company elects not to or cannot withhold from other compensation, the Participant must pay the Company the full amount, if any, required for withholding. Payment of withholding obligations is due before the Company will issue any Shares on exercise or release from forfeiture of an Award or, if the Company so requires, at the same time as is payment of the exercise price unless the Company determines otherwise. To the extent not otherwise provided for in an Award Certificate or approved by the Administrator, a Participant shall satisfy such tax obligations in whole or in part by delivery of a portion of the Award creating the tax obligation, valued at Fair Market Value; provided, however, except as otherwise provided by the Administrator, that the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the Company’s minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income). Shares surrendered to satisfy tax withholding requirements cannot be subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

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8.4.	Conditions on Delivery of Stock.

The Company will not be obligated to deliver any Shares pursuant to the Plan or to remove restrictions from Shares previously delivered under the Plan until (a) all conditions of the Award have been met or removed to the satisfaction of the Company, (b) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such Shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (c) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

8.5.	Acceleration.

The Administrator or its delegee may at any time provide that any Award shall become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

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ARTICLE 9. MISCELLANEOUS

9.1.	No Right to Employment or Other Status.

No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award Certificate.

9.2.	No Rights as Stockholder.

Subject to the provisions of the applicable Award Certificate and except as provided in Section 6.3, no Participant or beneficiary shall have any rights as a stockholder with respect to any Shares to be distributed with respect to an Award until becoming the record holder of such shares.

9.3.	Amendment.

(a)	Amendment of the Plan. The Administrator may amend, suspend or terminate the Plan or any portion of the Plan at any time; provided that if at any time the approval of the Company’s stockholders is required as to any modification or amendment under section 422 of the Code or any successor provision with respect to Incentive Stock Options, the Administrator may not effect such modification or amendment without such approval. Unless otherwise specified in the amendment, any amendment to the Plan adopted in accordance with this Section 9.3 shall apply to, and be binding on the holders of, all Awards outstanding under the Plan at the time the amendment is adopted, provided the Administrator determines that such amendment, taking into account any related action, does not materially and adversely affect the rights of Participants under the Plan.

(b)	Amendment of Award. The Administrator may amend, modify or terminate any outstanding Award, including but not limited to, substituting another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonqualified Stock Option. The Participant’s consent to such action shall be required unless the Administrator determines that the action, taking into account any related action, would not materially and adversely affect the Participant’s rights under the Plan.

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9.4.	Compliance with Code Section 409A.

No Award shall provide for a deferral of compensation within the meaning of section 409A of the Code, unless the Administrator, at the time of grant, specifically provides that the Award is intended to be subject to section 409A of the Code. If an Award is intended to be subject to section 409A, the following provisions shall apply except to the extent that a contrary provision is included in the Award Certificate: (a) such Award shall be payable on the earlier of a “change in control” or the Participant’s “separation from service” with the Company and (2) any payment made to a Participant who is a “specified employee” of the Company shall not be made before such date as is six months after the Participant’s “separation from service” to the extent required to avoid the adverse consequences of Section 409A of the Code. For purposes of this Section 9.4, the terms “change in control,” “separation from service” and “specified employee” shall have the meanings set forth in section 409A and the applicable Treasury regulations. The Company shall have no liability to a Participant, or any other party, if an Award that is intended to be exempt from, or compliant with, section 409A is not so exempt or compliant or for any action taken by the Administrator. No amendment of the Plan or of an Award is effective if it would result in deferred recognition of income or additional tax under section 409A or cause awards not subject to section 409A to become subject to section 409A, unless the Administrator, at the time of grant, specifically provides that the Award is intended to be subject to section 409A.

9.5.	Governing Law.

The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of [Arkansas], excluding choice-of-law principles of the law of such state that would require the application of the laws of a jurisdiction other than such state.

9.6.	Clawback Rights.

All Awards under the Plan will be subject to any compensation, clawback and recoupment policies that may be applicable to the employees of the Company, as in effect from time to time and as approved by the Board or the Administrator, whether or not approved before or after the effective date of the Plan.

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